Exhibit 99.1

Contact: Susan Filyk Public Relations 210.308.1286 sfilyk@usfunds.com

For Immediate Release

U.S. Global Investors Reports Financial Results for the Second Quarter of 2015 Fiscal Year

Star Performer Near-Term Tax Free Fund Provided Investors Stability as Oil Prices Plunged

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SAN ANTONIO–February 10, 2015–U.S. Global Investors, Inc. (NASDAQ: GROW), a boutique registered investment advisory firm specializing in natural resources, emerging markets, domestic equities and municipal bonds, recorded a net loss of $842,000, or ($0.05) per share, on operating revenues of $2.4 million for the quarter ended December 31, 2014.

Net loss for the same quarter of the previous year was $1.2 million, or ($0.08) per share, on operating revenues of $2.7 million. The loss from a year ago was due to the substantial legal and regulatory costs of streamlining the company’s mutual fund product line.

Average assets under management, including SEC-registered funds, Galileo funds and offshore clients, were $927 million for the quarter ended December 31, 2014, compared to an average of $1.1 billion for the same quarter a year ago. Total assets under management were $839 million as of December 31, 2014, versus $972 million at December 31, 2013.

“The strong dollar during the summer created an epic price reversal for resource and emerging market funds while the deep plunge in oil prices during the fourth calendar quarter caused collateral damage to both our income-producing energy related investments and resource-based funds, which impacted our revenues,” says Frank Holmes, U.S. Global Investors CEO. “While the global manufacturing purchasing manager’s index (PMI) has been trending down, all commodities and emerging markets fell in sympathy of the global slowdown. However the worst of the world’s financial woes may be behind us as the drop in oil prices is a $500 billion peace dividend that could ignite global growth, along with the European Central Bank’s decision to stimulate the European Union economy by printing money.”

U.S. Global Investors’ controlling interest, through its Canadian subsidiary, in Galileo Global Equity Advisors, was also impacted by weak energy prices and the falling Canadian dollar.

Near-Term Tax Free Fund Earns 5-Star Rating for History of “No Drama” Performance

The Company’s Near-Term Tax Free Fund (NEARX) earned the coveted 5-star Morningstar Overall Rating among 173 funds in the Municipal National Short-Term category as of December 31, 2014, based on risk-adjusted return. Only the top 10 percent of funds in each category receive five stars. The fund also has a 5-star rating for its 3-year and 5-year performance periods and a 4-star rating for 10-year performance as of December 31, 2014.

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20 Years of Consecutive, Consistent Positive Performance

“NEARX has demonstrated positive returns every year for the past two decades, through bull and bear markets, extended periods of low interest rates, the dot-com bust, and the financial recession. Out of 25,000 equity and bond mutual funds, only 30 of them have had positive returns for 20 years in a row; that’s less than 1 percent. We are proud that our Near-Term Tax Free Fund is one of them,” says Holmes. “Investors and financial advisors looking for stability to cushion volatile equity markets have appreciated the ‘no drama’ qualities of this fund’s steady past performance with tax-free income.”

Share Repurchase Program, Strong Balance Sheet, and Monthly Dividends

The company continued repurchasing outstanding stock in the second fiscal quarter totaling 50,212 class A shares using cash of $147,000. The company is using an algorithm to purchase shares on down days, following the rules and regulations that restrict the amounts and times when shares can be purchased on any given day, such as at the opening of the day and in the last half-hour of trading. The share repurchase plan is set to expire at the end of calendar year 2015 but may be suspended or discontinued at any time.

As of December 31, 2014, the company had net working capital of approximately $22.3 million. Cash and cash equivalents totaled $4.3 million and marketable securities totaled $21.6 million as of the end of the quarter.

In addition, the company has had no long-term debt since 2004 and owns its headquarters building. The company has also continued to pay monthly dividends for more than seven years. A monthly dividend of $0.005 per share is authorized through March 2015 and will be reviewed by the board quarterly.

Vision for Future Growth—ETFs

U.S. Global Investors has a strategic relationship with U.S. Bancorp Fund Services’ ETF Series Solutions and plans to enter the ever-growing exchange-traded fund (ETF) marketplace in 2015 as the investment adviser to a series of specialized “smart beta” ETF products. A preliminary prospectus for USGI’s first ETF was filed with the Securities and Exchange Commission at the end of December and the company hopes to launch the fund in Spring 2015. The new ETF (JETS) will be based on an index of companies in the global airline industry. “Demand for ETFs continues to grow as they are increasingly the preferred investment vehicle for retail investors and financial advisors. ETFs now hold more than $2.6 trillion of assets globally,” says Holmes.

Earnings Webcast Information

The company has scheduled a webcast for 7:30 a.m. Central time on Wednesday, February 11, 2015, to discuss the company’s key financial results for the quarter. Frank Holmes will be accompanied on the webcast by Susan McGee, president and general counsel, and Lisa Callicotte, chief financial officer. Click here to register for the earnings webcast or visit www.usfunds.com for more information.

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Selected financial data (unaudited) (dollars in thousands, except per share data):

	Three months ended
	12/31/2014	12/31/2013
Operating Revenues	$2,371	$2,740
Operating Expenses	3,262	4,204

Operating Loss	(891)	(1,464)
Total Other Income	53	40

Loss from Continuing Operations Before Income Taxes	(838)	(1,424)
Tax Expense (Benefit)	3	(466)

Loss from Continuing Operations	(841)	(958)
Loss from Discontinued Operations (net of tax)	—	(207)

Net Loss	$(841)	$(1,165)
Less: Net Income Attributable to Non-Controlling Interest	1	—

Net Loss Attributable to U.S. Global Investors	$(842)	$(1,165)

Loss per share (basic and diluted)	$(0.05)	$(0.08)

Avg. common shares outstanding (basic)	15,409,292	15,472,370
Avg. common shares outstanding (diluted)	15,409,292	15,472,370

Avg. assets under management (billions)	$0.927	$1.1

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About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 40 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment advisor that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the company provides money management and other services to U.S. Global Investors Funds and other international clients.

Forward-Looking Statements and Disclosure

This news release and other statements by U.S. Global Investors may include certain “forward-looking statements” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

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These filings, such as the company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Total Annualized Returns as of 12/31/14

	One-Year	Five-Year	Ten-Year	Gross Expense Ratio	Expense Cap
Near-Term Tax Free Fund	3.07%	2.64%	2.98%	1.21%	0.45%

Expense ratio as stated in the most recent prospectus. The expense cap is a contractual limit through December 31, 2015, for the Near-Term Tax Free Fund, on total fund operating expenses (exclusive of acquired fund fees and expenses, extraordinary expenses, taxes, brokerage commissions and interest). Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. For a portion of periods, the fund had expense limitations, without which returns would have been lower. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

Bond funds are subject to interest-rate risk; their value declines as interest rates rise. Though the Near-Term Tax Free Fund seeks minimal fluctuations in share price, it is subject to the risk that the credit quality of a portfolio holding could decline, as well as risk related to changes in the economic conditions of a state, region or issuer. These risks could cause the fund’s share price to decline. Tax-exempt income is federal income tax free. A portion of this income may be subject to state and local taxes and at times the alternative minimum tax. The Near-Term Tax Free Fund may invest up to 20% of its assets in securities that pay taxable interest. Income or fund distributions attributable to capital gains are usually subject to both state and federal income taxes.

Morningstar™

*****	Overall/[173]
*****	3-Year/[173]
*****	5-Year/[142]
****	10-Year/[103]

Morningstar ratings based on risk-adjusted return and number of funds

Category: Municipal National Short-term funds

Through: 12/31/2014

Morningstar Ratings are based on risk-adjusted return. The Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year Morningstar Rating metrics. Past performance does not guarantee future results. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in

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a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

The Purchasing Manager’s Index is an indicator of the economic health of the manufacturing sector. The PMI index is based on five major indicators: new orders, inventory levels, production, supplier deliveries and the employment environment.

The Galileo Mutual Funds are not offered for sale in the United States. They are represented across Canada by independent financial advisors.